UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2013

Arc Logistics Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36168	36-4767846
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 5, 2013, Arc Logistics Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Arc Logistics GP LLC (the “General Partner”), Arc Terminals GP, LLC (“Arc Terminals GP”), Arc Terminals LP (“Arc Terminals LP”) and Arc Terminals Holdings LLC (“Arc Terminals Holdings,” together with the Partnership. the General Partner, Arc Terminals GP and Arc Terminals LP, the “Partnership Parties”) and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 6,000,000 common units representing limited partner interests in the Partnership at a price to the public of $19.00 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 900,000 common units to cover over-allotments, if any, on the same terms.

The material terms of the Offering are described in the prospectus, dated November 5, 2013 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-191534) (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Offering closed on November 12, 2013. At closing, the Partnership received proceeds from the Offering (net of underwriting discounts and after deducting the structuring fees and certain offering expenses) of approximately $102.3 million. The Partnership used the net proceeds from the sale of the common units and borrowings under its Second Amended and Restated Revolving Credit Agreement (the “Amended and Restated Credit Agreement”) to fund the purchase of a 10.32% limited liability company interest in Gulf LNG Holdings Group, LLC (the “LNG Interest”) from an affiliate of GE Energy Financial Services, Inc. (“GE EFS”), to make a cash distribution to Gulf Coast Asphalt Company, L.L.C. (“GCAC”) as partial consideration for the contribution of its preferred units in Arc Terminals LP and to repay intercompany payables owed to Lightfoot Capital Partners, LP (“Lightfoot”) and its general partner Lightfoot Capital Partners GP LLC (“LCP GP,” collectively, the “sponsor”).

As more fully described under the caption “Underwriting” in the Prospectus, the underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Partnership from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of business for which they may receive customary fees and reimbursement of expenses. SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. or their affiliates were lenders under the existing credit facility. Further, SunTrust Robinson Humphrey, Inc. was the lead arranger and book manager under the Amended and Restated Credit Agreement, and affiliates of certain of the underwriters are agents and lenders under the Amended and Restated Credit Agreement. As such, affiliates of certain of the underwriters may receive a portion of the net proceeds from this offering for the repayment of a portion of outstanding borrowings under the Amended and Restated Credit Agreement if the underwriters exercise any portion of their option to purchase additional common units.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Credit Agreement

On November 12, 2013, in connection with the Offering, the Partnership amended and restated the existing credit facility with a syndicate of lenders, under which Arc Terminals Holdings is the borrower. The Amended and Restated Credit Agreement has an initial term of five years and $175 million of borrowing capacity. The lenders are not obligated to make loans under the Amended and Restated Credit Agreement until the date on which certain conditions listed in the agreement have been met or waived, including the closing of the Offering.

The Amended and Restated Credit Agreement is available to pay costs associated with the Offering and the negotiation and closing of the Amended and Restated Credit Agreement, to refinance existing indebtedness, to fund working capital and to finance capital expenditures and other permitted payments and for other lawful corporate purposes and allows the Partnership to request that the maximum amount of the Amended and Restated Credit Agreement be increased by up to an aggregate of $100 million, subject to receiving increased commitments from lenders or commitments from other financial institutions. The Amended and Restated Credit Agreement is available for revolving loans, including a sublimit of $5.0 million for swing line loans and a sublimit of $10.0 million for letters of credit. The Partnership’s obligations under the Amended and Restated Credit Agreement are secured by a first priority lien on substantially all of the Partnership’s material assets (other than the LNG Interest). The Partnership and each of the Partnership’s existing subsidiaries (other than the borrower) and each of the Partnership’s future restricted subsidiaries (as such term is defined therein) will also guarantee the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement will mature on November 12, 2018.

Loans under the Amended and Restated Credit Agreement will bear interest at a floating rate based upon the leverage ratio, equal to, at the Partnership’s option, either (a) a base rate plus a range from 100 to 200 basis points per annum or (b) a LIBOR rate, plus a range of 200 to 300 basis points. The base rate is established as the highest of (i) the rate which SunTrust Bank announces, from time to time, as its prime lending rate, (ii) daily one-month LIBOR plus 100 basis points per annum and (iii) the federal funds rate plus 0.50% per annum. The unused portion of the Amended and Restated Credit Agreement will be subject to a commitment fee calculated based upon the Partnership’s leverage ratio ranging from 0.375% to 0.50% per annum. Upon any event of default, the interest rate will, upon the request of the lenders holding a majority of the commitments, be increased by 2.0% on overdue amounts per annum for the period during which the event of default exists.

The Amended and Restated Credit Agreement contains certain customary representations and warranties, affirmative covenants, negative covenants and events of default. The negative covenants include restrictions on the Partnership’s ability to incur additional indebtedness, acquire and sell assets, create liens, make investments and make distributions.

The Amended and Restated Credit Agreement will require the Partnership to maintain a leverage ratio (as such term is defined therein) of not more than 4.50 to 1.00, which may increase to up to 5.00 to 1.00 during specified periods following a permitted acquisition or issuance of over $200 million of senior notes, and a minimum interest coverage ratio (as such term is defined therein) of not less than 2.50 to 1.00. If the Partnership issues over $200 million of senior notes, the Partnership will be subject to an additional financial covenant pursuant to which the Partnership’s secured leverage ratio (as such term is defined therein) must not be more than 3.50 to 1.00. The Amended and Restated Credit Agreement places certain restrictions on the issuance of senior notes.

If an event of default (as such term is defined therein) occurs, the agent would be entitled to take various actions, including the acceleration of amounts due under the Amended and Restated Credit Agreement, termination of the commitments under the Amended and Restated Credit Agreement and all remedial actions available to a secured creditor. The events of default to include customary events for a financing agreement of this type, including, without limitation, payment defaults, material inaccuracies of representations and warranties, defaults in the performance of affirmative or negative covenants (including financial covenants), bankruptcy or related defaults, defaults relating to judgments, nonpayment of other material indebtedness and the occurrence of a change in control. In connection with the Amended and Restated Credit Agreement, the Partnership and the Partnership’s subsidiaries have entered into certain customary ancillary agreements and arrangements, which, among other things, provide that the indebtedness, obligations and liabilities arising under or in connection with the facility are unconditionally guaranteed by the Partnership and each of the Partnership’s existing subsidiaries (other than the borrower) and each of the Partnership’s future restricted subsidiaries (as such term is defined therein).

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to the Registration Statement and is incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

On November 5, 2013, in connection with the Offering, the Board of Directors of the General Partner (the “Board”) adopted a Long Term Incentive Plan (the “Plan”), effective November 5, 2013, for employees, officers, consultants and directors of the General Partner and any of its affiliates, including the sponsor, who perform services for the Partnership. The purpose of the Plan is to provide a means to attract and retain individuals who will provide services to us by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of the common units. The Plan provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards. The Plan limits the number of common units that may be delivered pursuant to vested awards under the Plan to 2,000,000 common units, subject to certain adjustments. The Plan will be administered by the Board or a committee thereof. The Partnership will be responsible for the cost of awards granted under the Plan.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.3 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Services Agreement

On November 12, 2013, in connection with the Offering, the Partnership entered into a Services Agreement (the “Services Agreement”) with the General Partner and the sponsor, which provides, among other matters, that the sponsor will make available to the General Partner the services of its executive officers and employees who serve as the General Partner’s executive officers, and that the Partnership, the General Partner and the Partnership’s subsidiaries, as the case may be, will be obligated to reimburse the sponsor for any allocated portion of the costs that the sponsor incurs in providing compensation and benefits to such employees of the sponsor, with the exception of costs attributable to the sponsor’s share-based compensation. After the initial term expires on November 12, 2014, any of the parties to the Services Agreement may terminate the Services Agreement upon written notice 180 days prior to end of each subsequent one-year term.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.4 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On November 12, 2013, in connection with the Offering, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Lightfoot. Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement to register the common units issued to the sponsor and the common units issuable upon the conversion of the subordinated units upon request of the sponsor. In addition, the Registration Rights Agreement gives the sponsor piggyback registration rights under certain circumstances. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates and, in certain circumstances, to third parties.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.5 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Assignment and Equity Purchase Agreement with GE EFS

The description of the Assignment and Equity Purchase Agreement with GE EFS provided below under Item 2.01 (and as defined therein) is incorporated in this Item 1.01 by reference. A copy of the Assignment and Equity Purchase Agreement is attached as Exhibit 10.7 to the Registration Statement and is incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Contribution Agreement

In connection with the closing of the Offering, the following transactions, among others, occurred in connection with or pursuant to the Contribution Agreement (the “Contribution Agreement”) by and among the Partnership, the General Partner, Lightfoot, Center Terminal Company-Cleveland (“Center Oil”), GCAC, Arc Terminals GP, Arc Terminals LP, Arc Terminals Holdings and Arc Terminals Mississippi Holdings LLC:

•	The redemption of Lightfoot’s initial limited partner interest in the Partnership and the issuance of the incentive distribution rights to the General Partner pursuant to a right to such conferred to the General Partner;

•	Lightfoot and Center Oil contributed all of their limited partner interests in Arc Terminals LP and all of the limited liability company interests in Arc Terminals GP to the Partnership in exchange for common units and subordinated units, representing limited partner interests in the Partnership;

•	GCAC contributed its preferred units in Arc Terminals LP to the Partnership in exchange for common units and subordinated units and the right to receive a cash distribution on the closing of the Offering; and

•	Arc Terminals LP merged with and into Arc Terminals GP, with Arc Terminals GP surviving and changing its name to Arc Logistics LLC.

As of the closing of the Offering, Lightfoot owns 68,617 common units and 5,146,264 subordinated units, representing a 42.9% limited partner interest in the Partnership. The sponsor also owns and controls the General Partner, which holds a non-economic general partner interest in the Partnership and the incentive distribution rights.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.1 to the Registration Statement and is incorporated in this Item 2.01 by reference.

Assignment and Equity Purchase Agreement with GE EFS

In connection with the Offering, the Partnership entered into an Assignment and Equity Purchase Agreement (the “Assignment and Equity Purchase Agreement”) with an affiliate of GE EFS that allows the Partnership to acquire the LNG Interest. A portion of the proceeds from the Offering were used to acquire the LNG Interest on November 12, 2013.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Assignment and Equity Purchase Agreement, which is filed as Exhibit 10.7 to the Registration Statement and is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended and Restated Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of securities in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each subordinated unit issued pursuant to the Contribution Agreement will convert into one common unit at the end of the subordination period (as set forth in the Prospectus). The description of the subordination period contained in the section of the Prospectus entitled “How We Make Distributions to Our Partners—Subordination Period” is incorporated in this Item 3.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On November 6, 2013, in connection with the day the Partnership’s common units first traded on the New York Stock Exchange, Edward P. Russell and Sidney L. Tassin were appointed to the Board. Mr. Tassin was also appointed to serve as chairman of the Board’s audit committee.

Long-Term Incentive Plan

The description of the Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Arc Logistics Partners LP

On November 12, 2013, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions to Our Partners” and “The Partnership Agreement” and is incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 5, 2013, by and among Arc Logistics Partners LP, Arc Logistics GP LLC, Arc Terminals GP LLC, Arc Terminals LP, Arc Terminals Holdings LLC and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Arc Logistics Partners LP, dated November 12, 2013, by and among Arc Logistics GP LLC, Lightfoot Capital Partners, LP and Lightfoot Capital Partners GP LLC.

10.1	Contribution Agreement, dated October 25, 2013, by and among the Arc Logistics Partners LP, Arc Logistics GP LLC, Lightfoot Capital Partners, LP, Center Terminal Company-Cleveland, Gulf Coast Asphalt Company, L.L.C., Arc Terminals GP LLC, Arc Terminals LP, Arc Terminals Holdings LLC and Arc Terminals Mississippi Holdings LLC (incorporated herein by reference to Exhibit 10.1 to the Partnership’s Registration Statement on Form S-1, as amended (File No. 333-191534)).

Exhibit Number	Description

10.2	Second Amended and Restated Revolving Credit Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP, Arc Logistics LLC, Arc Terminals Holdings LLC, as Borrower, the Lenders thereto and SunTrust Bank, as Administrative Agent.

10.3	Arc Logistics GP LLC Long-Term Incentive Plan, effective November 5, 2013.

10.4	Services Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP, Arc Logistics GP LLC and Lightfoot Capital Partners GP LLC.

10.5	Registration Rights Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP and Lightfoot Capital Partners, LP.

10.6	Assignment and Equity Purchase Agreement with GE EFS, dated October 24, 2013, by and among Arc LNG Holdings, LLC, Arc Terminals Mississippi Holdings LLC, Lightfoot Capital Partners, LP and EFS LNG Holdings, LLC (incorporated herein by reference to Exhibit 10.7 to the Partnership’s Registration Statement on Form S-1, as amended (File No. 333-191534)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

	By:	Arc Logistics GP LLC,
its general partner

Date: November 12, 2013
	By:	/s/ Vincent T. Cubbage
		Name:	Vincent T. Cubbage
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 5, 2013, by and among Arc Logistics Partners LP, Arc Logistics GP LLC, Arc Terminals GP LLC, Arc Terminals LP, Arc Terminals Holdings LLC and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Arc Logistics Partners LP, dated November 12, 2013, by and among Arc Logistics GP LLC, Lightfoot Capital Partners, LP and Lightfoot Capital Partners GP LLC.

10.1	Contribution Agreement, dated October 25, 2013, by and among the Arc Logistics Partners LP, Arc Logistics GP LLC, Lightfoot Capital Partners, LP, Center Terminal Company-Cleveland, Gulf Coast Asphalt Company, L.L.C., Arc Terminals GP LLC, Arc Terminals LP, Arc Terminals Holdings LLC and Arc Terminals Mississippi Holdings LLC (incorporated herein by reference to Exhibit 10.1 to the Partnership’s Registration Statement on Form S-1, as amended (File No. 333-191534)).

10.2	Second Amended and Restated Revolving Credit Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP, Arc Logistics LLC, Arc Terminals Holdings LLC, as Borrower, the Lenders thereto and SunTrust Bank, as Administrative Agent.

10.3	Arc Logistics GP LLC Long-Term Incentive Plan, effective November 5, 2013.

10.4	Services Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP, Arc Logistics GP LLC and Lightfoot Capital Partners GP LLC.

10.5	Registration Rights Agreement, dated November 12, 2013, by and among Arc Logistics Partners LP and Lightfoot Capital Partners, LP.

10.6	Assignment and Equity Purchase Agreement with GE EFS, dated October 24, 2013, by and among Arc LNG Holdings, LLC, Arc Terminals Mississippi Holdings LLC, Lightfoot Capital Partners, LP and EFS LNG Holdings, LLC (incorporated herein by reference to Exhibit 10.7 to the Partnership’s Registration Statement on Form S-1, as amended (File No. 333-191534)).